Exhibit 4.02
SUPPLEMENTAL INDENTURE
(First Mortgage Bonds)

SOUTHWESTERN PUBLIC SERVICE COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION,

as Trustee
__________________________

This Instrument Grants A Security Interest By A Utility.

This Instrument Contains After-Acquired Property Provisions.

The following addresses for the parties to this Supplemental Indenture No. 1 are set out in Section 108 of the Indenture hereinafter referred to:

Trustee:	Company:

U.S. Bank National Association	Southwestern Public Service Company
U.S. Bank Corporate Trust Services	Tyler at Sixth Street
60 Livingston Avenue, EP-MN-WS3C	Amarillo, Texas 79101
St. Paul, MN 55107-2292
Facsimile No. 651-495-8097
Attention: Joshua A. Hahn

__________________________
Supplemental Indenture No. 1

Dated as of August 3, 2011

Supplemental to the Indenture
dated as of August 1, 2011
__________________________

Establishing the Securities of Series No. 1,
Designated 4.50% First Mortgage Bonds, Series No. 1 due 2041

SUPPLEMENTAL INDENTURE NO. 1, dated as of August 3, 2011 between SOUTHWESTERN PUBLIC SERVICE COMPANY, a corporation duly organized and existing under the laws of the State of New Mexico (hereinafter sometimes called the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (hereinafter sometimes called the “Trustee”) under the Indenture, dated as of August 1, 2011 (hereinafter called the “Original Indenture”), as supplemented by this Supplemental Indenture No. 1.  The Original Indenture and any and all indentures and all other instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture”.

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.  The Original Indenture has been filed in the office of the Secretary of State of the State of New Mexico and in the office of the Secretary of State of the State of Texas, and notices with respect to such filings have been recorded in each county in New Mexico and each county in Texas in which the Company owns real property that is used or intended to be used in or in connection with the Electric Utility Business, as more fully set forth in Schedule A hereto.

The Company desires to establish a new series of Securities to be designated “4.50% First Mortgage Bonds, Series No. 1 due 2041,” such series of Securities to be hereinafter sometimes called “Series No. 1.”

The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 1 to establish the Securities of Series No. 1 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 1 a valid agreement of the Company, and to make the Securities of Series No. 1 valid obligations of the Company, have been performed.

Granting Clauses

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 1 WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants contained therein and in the Indenture and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the following:

Granting Clause First

All right, title and interest of the Company, as of the date of the execution and delivery of this Supplemental Indenture No. 1, in and to all property (other than Excepted Property), real, personal and mixed, located in the State of Texas or in the State of New Mexico and used or intended to be used in or in connection with the Electric Utility Business (whether or not such use is the sole use of such property), including all right, title and interest of the Company in and to the following property (other than Excepted Property) so located and so used or intended to be so used:  (a) all real property owned in fee, easements, servitudes, rights of way and other rights and interests in or relating to real property used or intended to be used in or in connection with the Electric Utility Business or relating to the occupancy or use of such real property, including but not limited to that described in Schedule B hereto; (b) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities, whether or not control or disposal of such substances is the exclusive function or purpose of such facilities, and other machinery and facilities for the generation of electric energy; (c) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (d) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (e) all buildings, offices, warehouses and other structures used or intended to be used in or in connection with the Electric Utility Business; (f) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities used or intended to be used in or in connection with the Electric Utility Business; (g) any or all of the foregoing properties in the process of construction; and (h) all other property, of whatever kind and nature, ancillary to or otherwise used or intended to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the Electric Utility Business;

Granting Clause Second

Subject to the applicable exceptions permitted by Section 709(d), Section 1203 and Section 1205 of the Original Indenture, all right, title and interest of the Company in and to all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Supplemental Indenture No. 1 shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Supplemental Indenture No. 1;

Granting Clause Third

All other property of whatever kind and nature subjected or required to be subjected to the Lien of the Indenture by any of the provisions thereof;

Excepted Property

Expressly excepting and excluding, however, from the Lien and operation of the Indenture all Excepted Property of the Company, whether now owned or hereafter acquired;

TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

SUBJECT, HOWEVER, to (a) Existing Liens, (b) Acquisition Liens, (c) Retained Interests and (d) any other Permitted Liens;

IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Eight of the Original Indenture; otherwise the Indenture, and the estate and rights thereby granted shall be and remain in full force and effect; and

THE PARTIES HEREBY FURTHER COVENANT AND AGREE as follows:

ARTICLE ONE

Securities of Series No. 1

There are hereby established the Securities of Series No. 1, which shall have the terms and characteristics set forth below (the lettered subdivisions set forth below corresponding to the lettered subdivisions of Section 301 of the Original Indenture):

(a)           the title of the Securities of Series No. 1 shall be “4.50% First Mortgage Bonds, Series No. 1 due 2041”;

(b)           the Securities of Series No. 1 shall initially be authenticated and delivered in the aggregate principal amount of $200,000,000. The Securities of Series No. 1 may be reopened and additional Securities of Series No. 1 may be issued in excess of the amount initially authenticated and delivered, provided that such additional Securities of Series No. 1 will contain the same terms (including the Stated Maturity and interest rate), except for the public offering price and issue date, as the other Securities of Series No. 1. Any such additional Securities of Series No. 1, together with the Securities of Series No. 1 initially authenticated, shall constitute a single series for purposes of the Indenture and shall be limited to an aggregate principal amount of $1,200,000,000;

(c)           interest on the Securities of Series No. 1 shall be payable to the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached as Exhibit A hereto;

(d)           the principal of the Securities of Series No. 1 shall be payable on August 15, 2041, the Stated Maturity for Series No. 1;

(e)           the Securities of Series No. 1 shall bear interest at a rate of 4.50% per annum; interest shall accrue on the Securities of Series No. 1 from August 10, 2011 or the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates for such Securities shall be February 15 and August 15 in each year, commencing February 15, 2012 and the Regular Record Dates with respect to the Interest Payment Dates for such Securities shall be February 1 and August 1 in each year, respectively (whether or not a Business Day);

(f)            the Corporate Trust Office of U.S. Bank National Association in New York, New York shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Securities of Series No. 1 shall be payable, (ii) registration of transfer of such Securities may be effected, (iii) exchanges of such Securities may be effected and (iv) notices and demands to or upon the Company in respect of such Securities and the Indenture may be served; and U.S. Bank National Association shall be the Security Registrar for such Securities; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer’s Certificates, its office in Minneapolis, Minnesota as any such place or itself as the Security Registrar;

(g)           the Securities of Series No. 1 shall be redeemable at the option of the Company at any time prior to their maturity at the redemption prices specified in the form of such Securities attached as Exhibit A hereto;

(h)           not applicable;

(i)            the Securities of Series No. 1 shall be issuable in denominations of $1,000 and multiples of $1,000 in excess thereof;

(j)            not applicable;

(k)           not applicable;

(l)            not applicable;

(m)          not applicable;

(n)           not applicable;

(o)           not applicable;

(p)           not applicable;

(q)           the Securities of Series No. 1 are to be initially registered in the name of Cede & Co., as nominee for The Depository Trust Company (the “Depositary”).  Such Securities shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

(i)
such Securities may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

(ii)	such Securities may be exchanged for definitive Securities registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:

(A)
the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to such Securities or the Depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to such Securities; or

(B)	the Company shall have delivered to the Trustee a Company Order to the effect that such Securities shall be so exchangeable on and after a date specified therein; or

(C)
(1)  an Event of Default shall have occurred and be continuing, (2) the Trustee shall have given notice of such Event of Default pursuant to Section 1002 of the Original Indenture and (3) there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of such Securities in respect thereof will be materially impaired unless such owners become Holders of definitive Securities;

(r)            not applicable;

(s)           no service charge shall be made for the registration of transfer or exchange of the Securities of Series No. 1; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;

(t)            not applicable; and

(u)	(i)
If the Company shall have caused the Company’s indebtedness in respect of any Securities of Series No. 1 to have been satisfied and discharged prior to the Maturity of such Securities, as provided in Section 801 of the Original Indenture, the Company shall, promptly after the date of such satisfaction and discharge, give a notice to each Person who was a Holder of any of such Securities on such date stating (A)(1) the aggregate principal amount of such Securities and (2) the aggregate amount of any money (other than amounts, if any, deposited in respect of accrued interest on such Securities) and the aggregate principal amount of, the rate or rates of interest on, and the aggregate fair market value of, any Eligible Obligations deposited pursuant to Section 801 of the Original Indenture with respect to such Securities and (B) that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine the federal income tax consequences to it resulting from the satisfaction and discharge of the Company’s indebtedness in respect of such Securities.  Thereafter, the Company shall, within forty-five (45) days after the end of each calendar year, give to each Person who at any time during such calendar year was a Holder of such Securities a notice containing (X) such information as may be necessary to enable such Person to report its income, gain or loss for federal income tax purposes with respect to such Securities or the assets held on deposit in respect thereof during such calendar year or the portion thereof during which such Person was a Holder of such Securities, as the case may be (such information to be set forth for such calendar year as a whole and for each month during such year) and (Y) a statement to the effect that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine its income, gain or loss for federal income tax purposes with respect to such Securities or such assets for such year or portion thereof, as the case may be.  The obligation of the Company to provide or cause to be provided information for purposes of income tax reporting by any Person as described in the first two sentences of this paragraph shall be deemed to have been satisfied to the extent that the Company has provided or caused to be provided substantially comparable information pursuant to any requirements of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) and United States Treasury regulations thereunder.

(ii)
Notwithstanding the provisions of subparagraph (i) above, the Company shall not be required to give any notice specified in such subparagraph or to otherwise furnish any of the information contemplated therein if the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect of such Securities and such Holders will be subject to federal income taxation on the same amounts and in the same manner and at the same times as if such satisfaction and discharge had not occurred.

(iii)
Anything in this clause (u) to the contrary notwithstanding, the Company shall not be required to give any notice specified in subparagraph (i) or to otherwise furnish the information contemplated therein or to deliver any Opinion of Counsel contemplated by subparagraph (ii) if the Company shall have caused Securities of Series No. 1 to be deemed to have been paid for purposes of the Indenture, as provided in Section 801 of the Original Indenture, but shall not have effected the satisfaction and discharge of its indebtedness in respect of such Securities pursuant to such Section.

The Securities of Series No. 1 shall be substantially in the form attached hereto as Exhibit A and shall have such further terms as are set forth in such form.

ARTICLE TWO

Miscellaneous Provisions

This Supplemental Indenture No. 1 is a supplement to the Original Indenture.  As supplemented by this Supplemental Indenture No. 1, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 1 shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed as of the day and year first above written.

SOUTHWESTERN PUBLIC SERVICE COMPANY

By:	/s/ George E. Tyson II
Name: George E. Tyson II
Its: Vice President and Treasurer

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

This instrument was acknowledged before me on the 3rd day of August, 2011, by George E. Tyson II, the Vice President and Treasurer of Southwestern Public Service Company, a New Mexico corporation, on behalf of said corporation.

/s/ Sharon M. Quellhorst
Name: Sharon M. Quellhorst
Notary Public, State of Minnesota
My commission expires: January 31, 2015
(Seal, if any)

U.S. BANK NATIONAL ASSOCIATION,
Trustee

		By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Its: Vice President

STATE OF MINNESOTA	)
) ss.
COUNTY OF RAMSEY	)

This instrument was acknowledged before me on the 3rd day of August, 2011, by Raymond S. Haverstock, a Vice President of U.S. Bank National Association, a national banking association, on behalf of said national banking association.

/s/ Denise R. Landeen
Notary Public, State of	Minnesota
My commission expires:	1/31/2012
(Seal, if any)

EXHIBIT A

FORM OF SECURITY

(See legend at the end of this Security for
restrictions on transfer)

SOUTHWESTERN PUBLIC SERVICE COMPANY
4.50% First Mortgage Bond, Series No. 1 due 2041

Original Interest Accrual Date:	[ ]
Interest Rate:	4.50% per annum
Stated Maturity:	August 15, 2041
Interest Payment Dates:	February 15 and August 15
Regular Record Dates:	February 1 and August 1

This Security is not a Discount Security
within the meaning of the within-mentioned Indenture

__________________________

Principal Amount	Registered No.

$

SOUTHWESTERN PUBLIC SERVICE COMPANY, a corporation duly organized and existing under the laws of the State of New Mexico (herein called the “Company,” which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to

, or registered assigns, the principal sum of

Dollars on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing February 15, 2012 and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for.  The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date.  Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid.  Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid in such other manner as permitted by the Indenture.

Payment of the principal of this Security and interest hereon at Maturity shall be made upon presentation of this Security at the Corporate Trust Office of U.S. Bank National Association in New York, New York, or at such other office or agency as may be designated for such purpose by the Company from time to time.  Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such Person.  Payment of the principal of and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under and equally secured by an Indenture, dated as of August 1, 2011 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), between the Company and U.S. Bank National Association as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured.  The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture.  This Security is one of the series designated above.

If any Interest Payment Date, any Redemption Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, such Redemption Date or Stated Maturity, as the case may be, to such Business Day.

This Security shall be redeemable at the option of the Company at any time prior to February 15, 2041, in whole or in part, at a “make whole” redemption price equal to the greater of (1) 100% of the principal amount of this Security being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on this Security, or portion hereof, being redeemed (excluding the portion of any such interest accrued to but excluding the Redemption Date), discounted to but excluding the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 15 basis points plus, in each case, accrued and unpaid interest thereon to but excluding the Redemption Date.  This Security shall be redeemable at the option of the Company at any time on or after February 15, 2041, in whole or in part, at 100% of the principal amount of this Security being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date.

Exhibit A-2

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Security that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.

“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the Redemption Date, or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all of the Reference Treasury Dealer Quotations.

“Independent Investment Banker” means Citigroup Global Markets Inc., Scotia Capital (USA) Inc., or  U.S. Bancorp Investments, Inc., or their respective successors or, if such firms or successors are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.

“Reference Treasury Dealer” means (1) Citigroup Global Markets Inc. and any other Primary Treasury Dealer designated by, and not affiliated with Citigroup Global Markets Inc. or its respective successors, provided, however, that if Citigroup Global Markets Inc. or any of its respective designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, for any Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date.

“Treasury Yield” means, for any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.  The Treasury Yield will be calculated on the third Business Day preceding the Redemption Date.

Exhibit A-3

If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities.  The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and interest on this Security when due.

Exhibit A-4

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the corporate office of U.S. Bank National Association in New York, New York, or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $1,000 and multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of U.S. Bank National Association in New York, New York, or such other office or agency as may be designated by the Company from time to time.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act of 1939, as then in effect or any successor statute shall be applicable and except to the extent that the law of any jurisdiction wherein any portion of the property mortgaged pursuant to the Indenture or any indenture supplemental thereto is located shall mandatorily govern the attachment, perfection, priority or enforcement of the lien of the Indenture and all indentures supplemental thereto with respect to such portion of the mortgaged property.

As used herein, “Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York or other city in which is located any office or agency maintained for the payment of principal or interest on this Security, are authorized or required by law, regulation or executive order to remain closed.  All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Exhibit A-5

As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A-6

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SOUTHWESTERN PUBLIC SERVICE COMPANY

By:
Name:
Its:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION,	U.S. BANK NATIONAL ASSOCIATION,
as Trustee	as Trustee

By	By
Authorized Officer		as Authenticating Agent

By
Authorized Officer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security may not be transferred or exchanged, nor may any purported transfer be registered, except (i) this Security may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by Cede & Co., as nominee for DTC (the “Depositary”), to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and (ii) this Security may be exchanged for definitive Securities registered in the respective names of the beneficial holders hereof, and thereafter shall be transferable without restrictions if:  (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to the Securities and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to the Securities; or (B) the Company shall have delivered to the Trustee a Company Order to the effect that the Securities shall be so exchangeable on and after a date specified therein or (C) (1) an Event of Default shall have occurred and be continuing, (2) the Trustee shall have given notice of such Event of Default pursuant to Section 1002 of the Original Indenture and (3) there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of such Securities in respect thereof will be materially impaired unless such owners become Holders of definitive Securities.

Exhibit A-7

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Security of SOUTHWESTERN PUBLIC SERVICE COMPANY and does hereby irrevocably constitute and appoint              , Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.

Exhibit A-8

SCHEDULE A

The Indenture dated as of August 1, 2011, granted by Southwestern Public Service Company to U.S. Bank National Association, Trustee, was filed with the Secretary of State of the State of Texas on August 2, 2011 as Utility Security Instrument No. 380216060002.

In accordance with Texas Business and Commerce Code Section 261.011, a Notice of Utility Security Instrument Affecting Real Property was thereafter recorded in each Texas county in which any of the Mortgaged Property consisting of real property was located as of the Effective Date of such Indenture. The following table sets forth recording information relating to the recordation, in each of the specified Texas counties, of such Notice of Utility Security Instrument Affecting Real Property:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Andrews	8/3/11	112770	N/A	N/A

Armstrong	8/3/11	2011276	53	790

Bailey	8/3/11	201100016286	N/A	N/A

Borden	8/3/11	111124	N/A	N/A

Briscoe	8/3/11	11271	N/A	N/A

Carson	8/3/11	1100000862	N/A	N/A

Castro	8/3/11	59278	335	796

Cochran	8/3/11	13897	N/A	N/A

Cottle	8/3/11	2011-291	194	708

Crosby	8/3/11	235843	N/A	N/A

Dallam	8/2/11	164351	149	384

Deaf Smith	8/3/11	1493	N/A	N/A

Ector	8/3/11	201100011005	N/A	N/A

Floyd	8/3/11	110857	N/A	N/A

Foard	8/3/11	68419	247	71

Gaines	8/3/11	20113945	N/A	N/A

Garza	8/3/11	111229	N/A	N/A

Schedule A-1

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Gray	8/3/11	019194	N/A	N/A

Hale	8/3/11	2011002855	N/A	N/A

Hansford	8/3/11	78454	382	511

Hartley	8/3/11	100087	N/A	N/A

Hemphill	8/3/11	059371	N/A	N/A

Hockley	8/3/11	00002996	N/A	N/A

Hutchinson	8/3/11	343845	1664	137

Lamb	8/3/11	1442	N/A	N/A

Lipscomb	8/3/11	N/A	502	782

Lubbock	8/3/11	2011026116	N/A	N/A

Lynn	8/3/11	20112298	N/A	N/A

Midland	8/3/11	15266	N/A	N/A

Moore	8/2/11	0176902	702	18

Motley	8/3/11	N/A	102	237

Ochiltree	8/3/11	95434	N/A	N/A

Oldham	8/3/11	11429	N/A	N/A

Parmer	8/3/11	51211	N/A	N/A

Potter	8/2/11	01200092	N/A	N/A

Randall	8/2/11	2011012189	N/A	N/A

Roberts	8/3/11	044416	N/A	N/A

Sherman	8/3/11	23551	297	756

Swisher	8/3/11	2011-0678	392	314

Terry	8/3/11	252458	N/A	N/A

Wheeler	8/3/11	N/A	640	738

Schedule A-2

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Wilbarger	8/3/11	00112766	636	602

Yoakum	8/3/11	20111463	N/A	N/A

Schedule A-3

The Indenture dated as of August 1, 2011, granted by Southwestern Public Service Company to U.S. Bank National Association, Trustee, was filed with the Secretary of State of the State of New Mexico on August 2, 2011 under the Public Utility Act, receiving Public Utility Filing No. 599. Concurrently with such filing, a Uniform Commercial Code financing statement, to which a copy of such Indenture was appended as an exhibit, was filed in the Uniform Commercial Code records of the Secretary of State of the State of New Mexico on August 2, 2011 as UCC Filing No. 20110012866J.

In accordance with New Mexico Statutes Annotated, 1978, Section 62-13-11, a Notice of Filing of Indenture with New Mexico Secretary of State, to which a copy of such Indenture was appended as an exhibit, was thereafter recorded in each New Mexico county in which any of the Mortgaged Property consisting of real property was located as of the Effective Date of such Indenture. The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of such Notice of Filing of Indenture with New Mexico Secretary of State:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	8/3/11	340593	N/A	N/A

Curry	8/3/11	110005245	N/A	N/A

Eddy	8/3/11	1107879	N/A	N/A

Lea	8/3/11	33578	N/A	N/A

Quay	8/3/11	201108030006	N/A	N/A

Roosevelt	8/3/11	20112258	N/A	N/A

Schedule A-4

SCHEDULE B

DESCRIPTION OF PROPERTY

Exhibit A to the Indenture dated as of August 1, 2011, granted by Southwestern Public Service Company to U.S. Bank National Association, Trustee, is by this reference incorporated herein in its entirety. No additional properties have been acquired by the Company since the Effective Date of such Indenture.

Schedule A-5